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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):        SEPTEMBER 27, 1999


                                  ON2.COM INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




  COLORADO                          000-23171              8412 80679
-----------------------------      ------------       -------------------------
 (State or other jurisdiction      (Commission             (I.R.S. Employer
  of incorporation)                 File Number)            Identification No.)


375 GREENWICH STREET, 4TH FLOOR
NEW YORK, NY                                                         10013
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (212) 941-2400
                                                   ----------------


          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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                           CURRENT REPORT ON FORM 8-K

                                  ON2.COM INC.

                               SEPTEMBER 27, 1999


Item 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On September 27, 1999 the Registrant consummated its acquisition of the outstanding shares of MetaVisual Creations Limited ("MetaVisual"), a privately-owned English corporation, from the shareholders of the company for a combination of approximately $3 million of cash and shares of the Registrant's stock. The shares of its Common Stock that the Registrant issued to the selling shareholders of MetaVisual were valued at the average closing price of the Registrant's Common Stock on the American Stock Exchange during the period beginning June 30, 1999. The Registrant also entered into an employment agreement with Paul Gordon Wilkins for a term of three years. Mr. Wilkins is the founder of MetaVisual, the inventor of its compression technology and one of its principal shareholders.

The Registrant and MetaVisual determined the price for the acquisition of MetaVisual's shares in arms' length bargaining. The source of funds for the acquisition of the shares of MetaVisual was the Registrant's working capital.

The principal assets of MetaVisual are the components of its video compression technology which the Registrant plans to use in its network of Web channels, the first of which -- On2.Movies -- is scheduled to launch in the fourth quarter of 1999.

The Registrant plans to operate MetaVisual as a wholly-owned subsidiary in the United Kingdom and anticipates that Mr. Wilkins and his staff will continue to develop applications in the field of broadband and wireless technologies.


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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                  The Registrant has requested that the Securities and Exchange Commission waive the applicability of Item 7(a) of Form 8-K to the transaction reported above. If the Commission does not grant the requested waiver, the financial statements of MetaVisual will be provided not later than 60 days after the date on which this Current Report must be filed.


         (b)      PRO FORMA FINANCIAL INFORMATION.

                  The Registrant has requested that the Securities and Exchange Commission waive the applicability of Item 7(b) of Form 8-K to the transaction reported above. If the Commission does not grant the requested waiver, the financial statements of MetaVisual will be provided not later than 60 days after the date on which this Current Report must be filed.


         (c)      EXHIBITS.

                  Share Purchase Agreement, dated as of September 27, 1999, by and among the Registrant and the shareholders of MetaVisual Creations Limited.

EXHIBIT NO.                DESCRIPTION

10.1 Share Purchase Agreement, dated as of September 27, 1999, by and among the Registrant and the shareholders of MetaVisual Creations Limited.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ON2.COM INC.



Dated: October 8, 1999             By: /s/  Barry M. Shereck
                                      -----------------------------------------
                                       Barry M. Shereck
                                       Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.          DESCRIPTION

10.1 Share Purchase Agreement, dated as of September 27, 1999, by and among the Registrant and the shareholders of MetaVisual Creations Limited.